Exhibit 3.2
                     Amendments to the Corporation's By-Laws
                             Effective March 6, 1998


         1. Section 2.2 is hereby amended and restated in its entirety so that, as amended and restated, it reads as follows:

                  "SECTION 2.2 Special Meetings. A special meeting of the stockholders may be called by the President of the Corporation, the Board of Directors, by such other officers or persons as the Board of Directors may designate, or as otherwise provided in the Certificate of Incorporation. A special meeting of holders of the Corporation's issued and outstanding Class AA Convertible Preferred Stock (the "Investor Preferred Stock") may be called in the manner set forth in the Certificate of Incorporation, as the same may be amended or restated from time to time, including by filing of certificates of designations for preferred stock of the Corporation (references herein to the Certificate of Incorporation shall include such amendments and restatements)."

         2. Section 2.5 is hereby amended and restated in its entirety so that, as amended and restated, it reads as follows:

                  "SECTION 2.5. Quorum and Adjourned Meetings. Unless otherwise provided by law or the Certificate of Incorporation, a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders, and a majority in voting power of shares of Investor Preferred Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of holders of Investor Preferred Stock. If less than a majority in voting power of the shares entitled to vote at a meeting of stockholders or at a meeting of holders of Investor Preferred Stock, as appropriate, is present in person or represented by proxy at such meeting, a majority in voting power of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders or the holders of Investor Preferred Stock, as appropriate, present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders or holders of Investor Preferred Stock, as appropriate, as may leave less than a quorum."

         3. Section 2.8 is hereby amended and restated in its entirety so that, as amended and restated, it reads as follows:

                  "SECTION 2.8. Voting. Except as otherwise provided by the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by each stockholder. In all matters other than the election of


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                  directors, except as otherwise provided by the Certificate of
                  Incorporation, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise provided by the Certificate of Incorporation or Article III of these By-laws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting entitled to vote on the election of directors."

         4. Section 3.1 is hereby amended and restated in its entirety so that, as amended and restated, it reads as follows:

                  "SECTION 3.1. Number. Subject to Section 3.11, the number of directors which shall constitute the whole Board shall be fixed from time to time by vote of a majority of the whole Board; provided, however, that the number of directors so fixed shall not be less than three (3). The number of directors shall be fixed at fifteen (15) until otherwise fixed by a majority of the whole Board in accordance with the preceding sentence. Subject to Section 3.11 of these By-laws, any increases in the size of the Board over fifteen (15) directors shall result in an increase in the number of Preferred Stock Directors (defined below) (rounded up to the next whole number) such that Preferred Stock Directors represent at least 20 percent (20%) of the votes exercisable by the whole Board."

         5. Section 3.2 is hereby amended and restated in its entirety so that, as amended and restated, it reads as follows:

                  "SECTION 3.2. Election of Directors. Directors shall be elected at the annual meeting of stockholders and at special meetings of stockholders called for such purpose. Subject to Sections 3.1 and 3.11 of these By-laws, three directors (the "Preferred Stock Directors") and the Additional Preferred Stock Directors (defined below), if any, shall be elected exclusively by the holders of Investor Preferred Stock according to the provisions of the Certificate of Incorporation."

         6. Section 3.5 is hereby amended by adopting the following paragraph and inserting such paragraph after, and in addition to and not in substitution for, the text currently constituting Section 3.5:

                           "Eighty-one percent (81%) of the whole Board shall
                  constitute a quorum for the transaction of business of the Corporation. If less than eighty-one percent (81%) of the whole Board is present at any meeting of the Board, a majority of the directors present may adjourn the meeting from time to time without further notice."

         7. Section 3.6 is hereby amended and restated in its entirety so that, as amended and restated, it reads as follows:



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                  "SECTION 3.6. Voting. The vote of the majority of the
                  directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Delaware General Corporation Law, the Certificate of Incorporation or Section 5.3 of these By-laws requires a vote of a greater number."

         8. Section 3.7 is hereby amended and restated in its entirety so that, as amended and restated, it reads as follows:

                  "SECTION 3.7. Vacancies. Vacancies in the Board may be filled by a majority vote of the Board or by an election either at an annual meeting or at a special meeting of the stockholders called for that purpose; provided, however, that in the event of vacancies or newly created directorships among the Preferred Stock Directors or the Additional Preferred Stock Directors, any such vacancy or newly created directorship may be filled by a majority of the directors then in office exclusively elected by the holders of the Investor Preferred Stock or by an election either at an annual meeting or at a special meeting of the holders of Investor Preferred Stock entitled to vote at an election of Preferred Stock Directors called for that purpose. Directors elected pursuant to this
                  Section 3.7 shall serve in such capacity, with all rights, powers, duties and obligations of directors under these By-laws, until their successors are elected and qualified in accordance with these By-laws. Any director elected by the stockholders, the holders of Investor Preferred Stock or the Board to fill a vacancy or newly created directorship shall hold office for the balance of the term for which he or she was elected."

         9. Section 3.8 is hereby amended and restated in its entirety so that, as amended and restated, it reads as follows:

                  "SECTION 3.8. Removal of Directors. Other than Preferred Stock Directors and Additional Preferred Stock Directors, a director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority in voting power of the outstanding shares then entitled to vote at an election of directors.

                           Any Preferred Stock Director or Additional Preferred
                  Stock Director, as appropriate, may be removed with or without cause upon the affirmative vote of the holders of a majority in voting power of the outstanding shares of Investor Preferred Stock then entitled to vote at an election of directors."

         10.      Section 3.11 is hereby adopted and shall immediately follow
                  Section 3.10 in the Corporation's By-laws. Section 3.11 shall read as follows:

                  "SECTION 3.11. Election of Directors Following Adverse Event. In the event of an Adverse Event as defined in the Certificate of Incorporation (an "Adverse Event") and notwithstanding
                  Section 3.1 of these By-laws, the number of directors on the Board shall immediately and automatically be increased to such


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                  number as will enable the appointment or election of such
                  additional number of persons to serve as directors (the "Additional Preferred Stock Directors") such that Preferred Stock Directors and Additional Preferred Stock Directors, taken together, constitute a majority of the Board of Directors. Subject to Section 3.7 of these By-laws, Additional Preferred Stock Directors shall be elected exclusively by the holders of Investor Preferred Stock then entitled to vote at an election of Preferred Stock Directors at the annual meeting and at special meetings of the holders of Investor Preferred Stock called for such purpose according to the provisions of the Certificate of Incorporation and these By-laws. Subject to
                  Section 3.8 of these By-laws, Additional Preferred Stock Directors shall be entitled to serve on the Board until the second consecutive Test Date, as defined in the Certificate of Incorporation, at which neither component of an Adverse Event exists, and at such time, any Additional Preferred Stock Directors on the Board shall immediately and automatically be deemed to have tendered their resignations to the Board."

         11. Article V is hereby amended and restated in its entirety so that, as amended and restated, it reads as follows:

                  "SECTION 5.1. General Provisions. The Board of Directors may create one or more Committees, and any such Committee, to the extent provided in the resolution of the Board establishing such Committee and permitted by the Certificate of Incorporation and applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that no Committee shall have the power nor the authority to take action with respect to any matter that it is prohibited from taking action upon under the Corporation's Certificate of Incorporation, these Bylaws or under Section 141(c)(2) of the General Corporation Law of the State of Delaware (the "DGCL").

                           Each Committee shall consist of at least three
                  Directors, of which Preferred Stock Directors shall constitute a number proportionate to the number of Preferred Stock Directors on the Board. Notwithstanding the foregoing, in the event of an Adverse Event, the number of directors serving on each Committee established hereunder or by resolution of the Board shall immediately and automatically increase to such number as will enable Preferred Stock Directors and Additional Preferred Stock Directors, taken together, to constitute a majority of such Committee, and Preferred Stock Directors or Additional Preferred Stock Directors shall be appointed by the Board to fill such vacancies. Preferred Stock Directors and Additional Preferred Stock Directors, taken together, shall constitute a majority of each Committee of the Board following an Adverse Event until the second consecutive Test Date upon which neither component of an Adverse Event exists, according to the provisions of the Certificate of Incorporation.



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                           The Board may designate one or more directors as
                  alternate members of any Committee, who may replace any absent or disqualified member at any meeting of such Committee. In the absence or disqualification of a member at any meeting of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; provided that the proportion of Preferred Stock Directors and Additional Preferred Stock Directors, taken together, on such Committee at such meeting is not less than the proportion of Preferred Stock Directors and Additional Preferred Stock Directors, taken together, on the whole Board.

                  SECTION 5.2. Executive Committee. The Board shall have an Executive Committee composed of five Directors, of which two Directors shall be Preferred Stock Directors as set forth in the Certificate of Incorporation. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the Corporation's business and affairs, including the matters set forth in Section 5.3 of these By-laws, and including the power and authority to authorize the Corporation's seal to be affixed to all papers to which the Executive Committee deems such seal to be necessary or desirable, to declare dividends, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, except that the Executive Committee shall have neither the power nor the authority to take action with respect to any matter that it is prohibited from taking action upon under the Certificate of Incorporation, these By-laws or under Section 141(c) (2) of the DGCL. Eighty-one percent (81%) of the total number of directors constituting the Executive Committee as fixed by these By-laws or by resolution of the Board adopted pursuant thereto shall constitute a quorum for the transaction of business of the Corporation by the Executive Committee.

                  The Executive Committee shall have neither the power nor authority to:

                  (i) amend the Certificate of Incorporation (except that the Executive Committee may, to the extent authorized in a resolution or resolutions of the Board providing for the issuance of shares of the Corporation's stock, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the Corporation's assets or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of stock or authorize the increase or decrease of the shares of any series);

                  (ii) adopt an agreement of merger or consolidation (other than a certificate of ownership and merger with respect to a merger of the Corporation and one or more of its subsidiaries pursuant to Section 253 of the DGCL or as otherwise permitted under the DGCL);


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                  (iii) recommend to the Corporation's stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                  (iv) recommend to the Corporation's stockholders a dissolution of the Corporation or a revocation of a dissolution; or

                  (v)  amend the Corporation's By-laws.

                  SECTION 5.3. Conduct of Corporation Business. In addition to any other vote required by applicable law and notwithstanding the fact that a vote of the Board or the Executive Committee may not be required under applicable law, the Corporation shall not, and shall not permit any of its subsidiaries, without either (A) the affirmative vote of over eighty-one percent (81%) of the directors or (B) the affirmative vote of over eighty-one percent (81%) of the members of the Executive Committee, to:

                  (i) purchase, sell, license, assign, transfer, convey or otherwise acquire or dispose of any assets, securities, or businesses, unless such transaction is provided for in the annual budget or is in the ordinary course of business and does not involve (i) the acquisition or disposition of homebuilding operations or any homebuilding company or entity or
                           (ii) land acquisitions with a value in excess of $100,000 for any transaction or group of related transactions or with an aggregate value in excess of $5,000,000 in any twelve (12) month period;

                  (ii) directly or indirectly incur, refinance, repay, prepay, create, assume, guarantee or otherwise become liable with respect to any liabilities with an aggregate face amount in excess of $1,000,000 in the aggregate, other than in accordance with existing credit facilities and renewals thereof on substantially the same terms;

                  (iii) enter into any transaction, or materially amend any transaction in effect, with any affiliate of the Corporation (other than between the Corporation and its subsidiaries or between its subsidiaries);

                  (iv) split (including any reverse split), combine or reclassify any shares of its capital stock; adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the capital structure of the Corporation or any of its subsidiaries; or make any other material changes in its capital structure;

                  (v) engage in any new development or redevelopment of any real property for an amount in excess of $100,000, whether in a single transaction or a series of related transactions; provided, that the Board may delegate such authority to a Committee of the Board, including but not limited to an


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                           acquisitions committee, if such be established on
                           guidelines approved by the Executive Committee;

                  (vi) incur any capital expenditure for an amount, outside of the approved annual budget, in excess of $50,000 per occurrence or $500,000 in the aggregate, whether in a single transaction or a series of related transactions or waive, release, grant or transfer any rights of value in respect thereof or enter into any agreement or arrangement that could adversely affect the marketability of any real estate of the Corporation or any of its subsidiaries;

                  (vii) enter into any employment agreement with any employee involving payments in excess of $100,000 per annum or with any director or executive officer of the Corporation or any of its subsidiaries or enter into or materially change any benefit arrangement between the Corporation and its employees or consultants;

                  (viii) enter into any new line of business other than the business engaged in by the Corporation and its subsidiaries on the date hereof, cease to be engaged in any material line of business engaged in by the Corporation and its subsidiaries on the date hereof or materially change the nature of the business engaged in by any of them on the date hereof;

                  (ix) approve the annual operating budget of the Corporation for any year after 1997;

                  (x) amend or take actions materially inconsistent with the approved annual operating budget for 1997 or any subsequent year;

                  (xi) make any general assignment for the benefit of creditors;

                  (xii) file any petition seeking relief, or consent to the institution of any proceeding against itself seeking to adjudicate it a bankrupt or insolvent, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

                  (xiii) institute, voluntarily dismiss, terminate or settle any litigation or arbitration against any person or entity (A) involving payments for damages and penalties in excess of $50,000 or (B) otherwise material to the Corporation and its subsidiaries taken as a whole;

                  (xiv) engage, retain, pay or agree to pay the fees or expenses of any third party consultants or advisors (other than advisors retained in the ordinary course of business), to the extent that such fees and expenses exceed one hundred thousand dollars ($100,000) in the aggregate;



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                  (xv)     appoint, ratify or replace the independent
                           accountants, change any accounting policy or practice other than as mandated by generally accepted accounting principles then in effect; or change any significant tax methods, practices, procedures or policies;

                  (xvi) enter into or amend any joint venture, partnership or profit sharing agreement or arrangement;

                  (xvii) amend the Corporation's or any subsidiary's certificate of incorporation or bylaws;

                  (xviii) declare or pay any dividend or make any other distribution with respect to its capital stock, other than dividends paid by any subsidiary to the Corporation or another subsidiary in the ordinary and usual course of business or to the holders of the Investor Preferred Stock or other preferred stock of the Corporation as required pursuant to the terms of the Investor Preferred Stock, the Investor Preferred Stock Certificates of Designations or otherwise;

                  (xix) issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its capital stock (other than upon conversion of the Investor Preferred Stock or other outstanding convertible securities of the Corporation, or upon exercise of outstanding warrants or stock options to purchase the Corporation's common stock) or deliver other securities other than as contemplated in that certain Stockholders Agreement, as amended from time to time (the "Stockholders Agreement"), dated as of September 30, 1997 between the Corporation, Prometheus Homebuilders LLC and certain stockholders named therein, or purchase or otherwise acquire any of its capital stock, employee or director stock options or debt securities; or

                  (xx)     agree to do any of the foregoing.

                  Notwithstanding the foregoing, the provisions of this Section
                  5.3 shall be effective from the date of adoption of this By-law until such time, if any, as the Purchaser (as defined in the Stockholders Agreement) makes an election to terminate the provisions of this Section 5.3 pursuant to the terms of
                  Section 3.2(d) of the Stockholders Agreement. After such election has been duly made, the provisions of this Section
                  5.3 shall be of no further force and effect.